Exhibit 10.2

Separation Agreement and Release

This Separation Agreement and Release (“Agreement”) is made by and between H. Liu (“Executive”) and Merus US, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of February 24, 2023 (the “Employment Agreement”) and that certain Employee Proprietary Information and Inventions Assignment Agreement (the “Proprietary Information Agreement”); and

WHEREAS, in connection with Executive’s termination of employment with the Company or a subsidiary or affiliate of the Company effective July 1, 2024 (“Separation Date”), the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company or one of its affiliates (including Merus N.V. (“Parent”)), or Executive’s right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”).

NOW, THEREFORE, in consideration of the severance payments and benefits described in Section 4 of the Employment Agreement, which, pursuant to the Employment Agreement, are conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1. Severance Payments; Salary and Benefits. The Company agrees to provide Executive with: (i) the severance payments and benefits described in Section 4(b) of the Employment Agreement, payable at the times set forth in, and subject to the terms and conditions of, the Employment Agreement; (ii) in addition, to the extent not already paid, and subject to the terms and conditions of the Employment Agreement, the Company shall pay or provide to Executive all other payments or benefits described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof; (iii) the Company agrees to accelerate vesting of 3,000 restricted stock units on July 1, 2024 granted pursuant to the resolution of the board of directors on October 10, 2023; (iv) the Company shall pay $17,500 within sixty (60) days of the Separation Date; and (v) Mr. Liu’s the post-termination exercise period of Mr. Liu’s options to purchase common shares of the Company granted to him under the 2016 Incentive Award Plan and vested as of July 1, 2024 shall expire on December 31, 2024, subject to earlier termination in the event of a corporate transaction as provided in the 2016 Incentive Award Plan. Each of (i-v) are subject to Mr. Liu’s continued compliance with the terms and conditions of this Agreement and the Proprietary Information Agreement.

2. Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, Parent, any of their direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of Parent or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;

(i) any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company, Parent or any of their affiliates (including without limitation the Massachusetts Payment of Wages Law); and

(h) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 3(c), Section 4(b) or Section 4(c) of the Employment Agreement.

3. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement, and the parties agree that such time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement; (c) Executive has 7 days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

4. Restrictive Covenants.

(a) Executive acknowledges and agrees that the restrictive covenants and other post-termination obligations set forth in the Proprietary Information Agreement, including without limitation Executive’s obligations relating to confidentiality, non-use and non-disclosure of Proprietary Information (as defined in the Proprietary Information Agreement), non-solicitation, non-disparagement, cooperation, and return of property, are hereby incorporated by reference and shall remain in full force and effect pursuant to their terms to the maximum extent permitted by applicable law, except that the parties expressly agree to modify the Proprietary Information Agreement by removing Section 4 of the Proprietary Information Agreement, including each subpart thereto, which section shall be of no further force or effect upon the Effective Date (as defined below). Executive represents and warrants that Executive has complied with all provisions of the Proprietary Information Agreement at all times through the Effective Date.

(b) In consideration for the severance payments and benefits set forth in Section 1 of this Agreement, Executive agrees for a period of 12 months after the Effective Date (the “Noncompetition Restricted Period”) to not, directly or indirectly, on Executive’s own behalf or for the benefit of any other individual or entity: (i) operate, conduct, engage in, or own (except as a holder of not more than 1% of the outstanding stock of a publicly held company), or prepare to operate, conduct, engage in, or own any business or enterprise that develops, manufactures, markets, licenses, sells or otherwise provides, or is preparing to develop, manufacture, market, license, sell or otherwise provide, any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or otherwise provided, or planned to be developed, manufactured, marketed, licensed, sold or otherwise provided by the Company while Executive was employed by the Company (a “Competing Business”) or (ii) participate in, render services to, or assist any individual or entity that engages in a Competing Business in any capacity (whether as an employee, manager, consultant, director, officer, contractor, or otherwise) (A) which involve the same or similar types of services Executive performed for the Company at any time during the last two years of Executive’s employment or engagement with the Company or (B) in which Executive could reasonably be expected to use or disclose Proprietary Information, in each case (i) and (ii) limited to each city, county, state, territory and country in which (x) Executive provided services or had a material presence or influence at any time during Executive’s last two years of employment or engagement with the Company or (y) the Company is engaged in or has plans to engage in the Competing Business as of the Effective Date. Without limiting the Company’s ability to seek other remedies available in law or equity, if Executive violates this Section 4(b), the Noncompetition Restricted Period shall be extended by one day for each day that Executive is in violation of such provisions, up to a maximum extension equal to the length of the Noncompetition Restricted Period, so as to give the Company the full benefit of the bargained-for length of forbearance.

(c) Executive’s continued compliance with the terms of the Proprietary Information Agreement (as modified in Section 4(a) above) and the noncompetition obligations set forth in Section 4(b) above (collectively, the “Restrictive Covenants”) is a material condition to receipt of the severance payments and benefits set forth in Section 1 of this Agreement. In the event Executive breaches any part of such Restrictive Covenants, then, in addition to any remedies and enforcement mechanisms set forth in the Proprietary Information Agreement, the Employment Agreement and this Agreement, and any other remedies available to the Company (including equitable and injunctive remedies), Executive shall forfeit any additional consideration owing and shall be obligated to promptly return to the Company or Parent (within two (2) business days of any breach) the full gross amount of all severance payments and benefits provided.

(d) If any provision of the Restrictive Covenants shall be determined to be unenforceable by any court of competent jurisdiction or arbitrator by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

5. Professional Fees. The Company will reimburse Executive for up to $10,000 in reasonable professional fees incurred by Executive in connection with the negotiation and documentation of this Agreement and any related agreements, subject to provision to the Company of invoices setting forth documentation of professional services rendered and fees incurred.

6. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

7. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

8. Governing Law; Dispute Resolution. This Agreement shall be subject to the provisions of Sections 9(a), 9(c) and 9(i) of the Employment Agreement.

9. Effective Date. If Executive has attained or is over the age of 40 as of the date of Executive’s termination of employment, then each Party has seven days after that Party signs this Agreement to revoke it and this Agreement will become effective on the eighth day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). If Executive has not attained the age of 40 as of the date of Executive’s termination of employment, then the “Effective Date” shall be the date on which Executive signs this Agreement. For the avoidance of doubt, if Executive revokes this Agreement as provided herein, the Parties’ modification to the Proprietary Information Agreement set forth in Section 4(a) above shall be void and of no effect. Unless the Company has elected or elects to expressly waive Executive’s noncompetition obligations set forth in Section 4(a) of the Proprietary Information Agreement as provided in Section 10(c) of the Proprietary Information Agreement, the Proprietary Information Agreement, including without limitation Section 4 of the Proprietary Information Agreement, shall remain in full force and effect.

10. Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

Dated: June 30, 2024	/s/ Hui Liu
H. Liu

COMPANY

Dated: June 30, 2024	By:	/s/ Sven (Bill) Ante Lundberg
Name: A.S. Lundberg
Title: CEO

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